Exhibit 99.1

FOSTER WHEELER ANNOUNCES SUCCESSFUL EXCHANGE OFFER CLOSING

HAMILTON, BERMUDA, September 24, 2004 — Foster Wheeler Ltd. (OTCBB: FWLRF) today announced that it has successfully completed its equity-for-debt exchange.

The exchange reduces Foster Wheeler’s existing debt by approximately $447 million, improves the company’s consolidated net worth by approximately $453 million, reduces interest expense by approximately $28 million per year, and, when combined with the sale of new notes to repay amounts currently outstanding under Foster Wheeler’s existing domestic credit agreement, eliminates substantially all material scheduled corporate debt maturities prior to 2011.  The exchange of any securities tendered during the company’s ongoing subsequent offering period would have the effect of improving these results.

“With this major financial milestone behind us, we can now focus on competing for quality contracts in the world arena and providing world class products and services to our clients,” said Raymond J. Milchovich, chairman, president, and chief executive officer.  “We truly appreciate the confidence shown by the investors who have exchanged their debt securities for equity ownership in our company.”

Accounting Treatment

                The accounting related to the completed exchange will be described in detail in Foster Wheeler’s Form 10-Q for the third quarter of 2004, which the company expects to file in early November 2004.  The accounting treatment for the exchange is also described in the registration statement on Form S-4 (File No. 333-107054).  The accounting treatment is dependent, in part, on the market value of the securities issued in connection with the exchange and on the results of the ongoing subsequent offering period.  The company believes the preferred shares and the Class A warrants will begin trading on the OTC market in the near future.

The exchange offer is expected to result in a reduction in shareholders’ deficit of approximately $453 million in the third quarter of 2004.  This results from an aggregate increase in common and preferred stock and paid in capital of approximately $623 million related to the issuance of new equity securities in exchange for debt, offset by a non-cash, after-tax charge to income of approximately $170 million.  The pro forma, non-cash charge is related primarily to the accounting treatment required by SFAS 84 for the exchange of the Convertible Subordinated Notes, and it assumes the price of the company’s common stock at market close today ($0.47).  Any securities tendered during the current subsequent offering period would have the effect of further reducing the company’s shareholders’ deficit. The results of the subsequent offering period will be accounted for in the fourth quarter of 2004.

                As a result of the closing of the exchange, the number of shares of the company’s common stock will increase from approximately 41 million shares to the equivalent of approximately 1,200 million shares.  The foregoing 1) assumes the preferred shares issued at the closing of the exchange are converted into common shares, 2) assumes the exercise  of all warrants issued to (a) holders of record of the company’s common stock as of 5:00 p.m. on the day immediately preceding the closing (Class B Warrants) and (b) those who tendered their trust preferred securities prior to 5:00 p.m. on September 21, 2004 (Class A Warrants), and 3) includes stock options and restricted stock expected to be issued to management.

A pro forma balance sheet depicting the expected accounting treatment under the extinguishment method of accounting and based upon the value of the securities exchanged as of the close of business on September 24, 2004 is attached.

Subsequent Offering Period

Foster Wheeler also reminds investors that its subsequent offering period will expire at 5:00 p.m., New York City time, on October 20, 2004.

                Investors and security holders are urged to read the following documents filed with the SEC, as amended from time to time, relating to the exchange offer because they contain important information: (1) the registration statement on Form S-4 (File No. 333-107054) and (2) the Schedule TO (File No. 005-79124).  These and any other documents relating to the exchange offer, when they are filed with the SEC, may be obtained free at the SEC’s Web site at www.sec.gov, or from the information agent as noted above.

The foregoing references to the exchange offer and any other related transactions shall not constitute an offer to buy or exchange securities or constitute the solicitation of an offer to sell or exchange any securities in Foster Wheeler Ltd. or any of its subsidiaries.

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Notes to Editor:

1.               A pro forma balance sheet is attached.

2.               Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services.  Foster Wheeler serves the refining, upstream oil and gas, LNG and gas-to-liquids, petrochemicals, chemicals, power, pharmaceuticals, biotechnology and healthcare industries.  The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, visit our Web site at http://www.fwc.com.

3.               Safe Harbor Statement

This news release contains forward-looking statements that are based on management’s assumptions, expectations and projections about the company and the various industries within which the company operates. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The company cautions that a variety of factors, including but not limited to the factors described under the heading “Business—Risk Factors of the Business” in the company’s most recent annual report on Form 10-K/A and the following, could cause the company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the power, oil and gas, pharmaceutical, chemical/petrochemical and environmental industries, changes in the financial condition of our customers, changes in regulatory environment, changes in project design or schedules, contract cancellations, changes in estimates made by the company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure, protection and validity of patents and other intellectual property rights, increasing competition by foreign and domestic companies, changes in financial markets, compliance with debt covenants, monetization of certain power systems facilities, implementation of our restructuring plan, recoverability of claims against customers and others, changes in estimates used in critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us.

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09-24-04

Media Contact:	Maureen Bingert	908-730-4444
Investor Contact:	John Doyle	908-730-4270
Other Inquiries:		908-730-4000

FOSTER WHEELER LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

(in thousands of dollars, except share data and per share amounts)

(Unaudited)

	June 25, 2004,	Pro Forma		June 25, 2004,
	As Reported	Adjustments	(1)	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$321,829	$(12,680)	(2)	$309,149
Short-term investments	25,342	—		25,342
Accounts and notes receivable, net	472,026	—		472,026
Contracts in process and inventories	146,335	—		146,335
Prepaid, deferred and refundable income taxes	24,093	—		24,093
Prepaid expenses	28,348	—		28,348
Total current assets	1,017,973	(12,680)		1,005,293
Land, buildings and equipment	605,655	—		605,655
Less accumulated depreciation	321,118	—		321,118
Net book value	284,537	—		284,537
Restricted cash	57,507	—		57,507
Notes and accounts receivable—long-term	10,879	—		10,879
Investments and advances	100,957	—		100,957
Goodwill, net	51,015	—		51,015
Other intangible assets, net	69,456	—		69,456
Prepaid pension cost and related benefit assets	6,903	—		6,903
Asbestos-related insurance recovery receivable	455,394	—		455,394
Other assets	173,683	(14,125)	(3)	159,558
Deferred income taxes	61,656	—		61,656
TOTAL ASSETS	$2,289,960	$(26,805)		$2,263,155

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Current installments on long-term debt	$137,468	$(117,545)	(4)	$19,923
Accounts payable	243,032	—		243,032
Accrued expenses	337,827	(4,150)	(5)	333,677
Estimated costs to complete long-term contracts	454,551	—		454,551
Advance payments by customers	74,095	—		74,095
Income taxes	68,041	—		68,041
Total current liabilities	1,315,014	(121,695)		1,193,319
Corporate and other debt less current installment	205,436	72,854	(6)	278,290
Special-purpose project debt less current installments	112,760	—		112,760
Capital lease obligations	63,882	—		63,882
Deferred income taxes	8,644	—		8,644
Pension, postretirement and other employee benefit	301,773	—		301,773
Asbestos-related liability	472,891	—		472,891
Other long-term liabilities and minority interes	121,029	—		121,029
Subordinated Robbins exit funding obligations less current installment	112,418	(91,595)	(7)	20,823
Convertible subordinated notes	210,000	(206,930)	(8)	3,070
Subordinated deferrable interest debentures	175,000	(103,750)	(9)	71,250
Deferred accrued interest on subordinated deferrable interest debenture	47,714	(28,288)	(10)	19,426
Commitments and contingencies	—	—		—
TOTAL LIABILITIES	3,146,561	(479,404)		2,667,157
Shareholders’ Deficit:
Preferred stock
$ 1.00 par value; authorized—1,500,000 shares; issued—none outstanding	—	600	(11)	600
Common stock
$ 1.00 par value; authorized—160,000,000 shares; issued—40,771,560 shares	40,772	61,243	(11)	102,015
Paid-in capital	201,841	561,336	(11)	763,177
Accumulated deficit	(785,517)	(170,580)	(12)	(956,097)
Unearned compensation	—	—	(13)	—
Accumulated other comprehensive loss	(313,697)	—		(313,697)
TOTAL SHAREHOLDERS’ DEFICIT	(856,601)	452,599		(404,002)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,289,960	$(26,805)		$2,263,155

Notes to unaudited condensed consolidated pro forma balance sheet:

(1) The pro forma balance sheet was prepared using a common share price of $0.47, which was the closing share price on September 24, 2004.  The accounting treatment is dependent, in part, on the market value of the securities issued in connection with the exchange and the results of the ongoing subsequent offering period.

(2) Reflects the payment of estimated transaction costs of $12,660 and accrued interest of $4,150 due under the senior secured credit agreement, and on the 2005 senior notes, the convertible subordinated notes and the subordinated Robbins exit funding obligations tendered as part of the exchange offer, offset in part by the proceeds from the Series B notes.

(3) Reflects the net write-off of unamortized issuance costs and bank fees of $14,125 associated with the senior secured credit agreement, and the 2005 senior notes, the convertible subordinated notes and the trust preferred securities tendered as part of the exchange offer.

(4) Reflects the repayment of current installments due under the senior secured credit agreement of $115,870 (using the proceeds from the $120,000 Series notes issuance) and the extinguishment of $1,675 of subordinated Robbins exit funding obligations tendered as part of the exchange offer.

(5) Reflects the payment of accrued interest of $4,150 due under the senior secured credit agreement, and on the 2005 senior notes, the convertible subordinated notes and the subordinated Robbins exit funding obligations tendered as part of the exchange offer.

(6) Reflects the issuance of $120,000 of Series B notes and $141,437 of Series A notes less the extinguishment of $188,583 of 2005 senior notes tendered as part of the exchange offer.

(7) Reflects the extinguishment of $91,595 of subordinated Robbins exit funding obligations tendered as part of the exchange offer.

(8) Reflects the extinguishment of $206,930 of convertible subordinated notes tendered as part of the exchange offer.

(9) Reflects the extinguishment of $103,750 of trust preferred securities tendered as part of the exchange offer.

(10) Reflects the extinguishment of $28,288 of deferred accrued interest associated with the trust preferred securities tendered as part of the exchange offer.

(11) Reflects the issuance of common shares and preferred shares in exchange for convertible subordinated notes, subordinated Robbins exit funding obligations and trust preferred securities and a portion of the 2005 senior notes tendered as part of the exchange offer. Also, reflects the issuance of Class A warrants in exchange for trust preferred securities tendered as part of the exchange offer.

(12) Reflects estimated transaction costs of $12,660, less $1,775 capitalized and included in other assets, the write-off of unamortized issuance costs and bank fees of $12,171 and a net loss of $147,524 on the exchange of the 2005 senior notes, the convertible subordinated notes, the subordinated Robbins exit funding obligations and trust preferred securities tendered as part of the exchange offer.

(13) Excludes the expected issuance of shares under the restricted stock program.